Exhibit 10.6

LOAN AGREEMENT

This Loan Agreement is made and entered into in this 12th day of December, 2014 by and between Gemini Southern, LLC ( "Lender"), a Georgia limited liability company, having its principal place of business at 2637 E Atlantic Blvd #24456 Pompano Beach, FL 33062-3949 , and The Teardroppers, Inc. a Nevada corporation having its principal place of business at 3500 75th Street West, Ste. SWS Rosamond, CA 93560 ("Borrower"). The Lender and Borrower are together sometimes referred to herein as the "Parties".

WHEREAS, on September 20, 2013, the Parties had entered into a Consulting Agreement (the "Consulting Agreement") pursuant to which the Lender had agreed to pay the Borrower $25,000 per month for 36 months commencing on September 20, 2013; and

WHEREAS, the Consulting Agreement was cancelled as of September 20, 2014; and

WHEREAS, Lender paid to Borrower a total of $300,000 in accordance with the Consulting Agreement; and

WHEREAS, it has been agreed by the Parties that the $300,000 paid by the Lender to the Borrower should be repaid to the Lender; and

WHEREAS, the Parties have agreed that the $300,000 should be payable by the Borrower to the Lender on the 12th day of December, 2015;

NOW, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. The Lender and Borrower hereby agree that the $300,000 heretofore advanced by the Lender to the Borrower (the "Loan Amount") pursuant to the Consulting Agreement shall be repaid by Borrower to the Lender.

2. The Borrower hereby agrees to pay the Loan Amount to Lender on the __ day of December, 2015 (the "Maturity Date").

3. There shall be no interest paid on the Loan amount through December 31, 2014. Commencing on January 1, 2015, the Loan Amount shall bear interest at the rate of 10% per annum, simple interest.

3. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

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4. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

a. Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

b. The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or his assets and will not result in the creation or imposition of a lien on any of his assets.

c. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of his assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower.

5. EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

a. Failure to pay any principal payments or interest hereunder within ten (10) days after the same becomes due.

b. Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

c. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 5.

d. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e. Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

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6. REMEDIES.

a. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

b. Following the occurrence and during the continuance of an Event of Default, the Borrower shall pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note. The Note shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

7. Each party shall be responsible for its own legal and attorneys' fees, costs and expenses incurred in connection with any dispute or any litigation arising out of, or relating to this Agreement, including attorneys' fees, costs, and expenses incurred for any appellate or bankruptcy proceedings.

8. A waiver by either party of any breach of this Agreement shall not be binding upon the waiving party unless such waiver is in writing. In the event of a written waiver, such a waiver shall not affect the waiving party's rights with respect to any other or further breach of this Agreement. The making or acceptance of a payment by either party with the knowledge of the other party's existing default or breach of the Agreement shall not waive such default or breach, or any subsequent default or breach of this Agreement, and shall not be construed as doing so.

9. No modification, amendment or alteration in the terms or conditions contained herein shall be effective unless agreed to and executed in writing by both parties to this Agreement.

10. Borrower shall not assign, transfer, or encumber this Agreement, or any interest herein, under any circumstances, without first obtaining the written consent of the other party, which consent may be withheld in the approving party's exercise of its reasonable discretion.

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11. The invalidity, illegality, or unenforceability of any provision of this Agreement, or the occurrence of any event rendering any portion or provision of this Agreement void, shall in no way affect the validity or enforceability of any other portion or provision of the Agreement; any void provision shall be deemed severed from the Agreement and the balance of the Agreement shall be construed and enforced as if the Agreement did not contain the particular portion or provision held to be void. The parties further agree to reform the Agreement to replace any stricken provision with a valid provision that comes as close as possible to the intent of the stricken provision. The provisions of this section shall not prevent the entire Agreement from being void should a provision which is of the essence of the Agreement be determined to be void.

12. This document incorporates and includes all prior negotiations, correspondence, conversations, agreements or understandings applicable to the matters contained herein and the parties agree that there are no commitments, agreements or understandings concerning the subject matter of this Agreement that are not contained in this document or its designated exhibits. Accordingly, it is agreed that no deviation from the terms hereof shall be predicated upon any prior representations or agreements, whether oral or written.

13. This Agreement shall be governed, construed and interpreted in all respects by the laws of the State of California. Any litigation with respect to this Agreement shall be brought only in the courts of Orange County. By their execution of this Agreement, the parties waive their right to trial by jury as to any matter pertaining to the Agreement.

14.  The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court impaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any Court award.

15. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

17. In the event of any ambiguity or dispute, the interpretation of this AGREEMENT shall not be resolved by any rule of interpretation providing for interpretation against the Party who causes the uncertainty to exist or against the draftsman.

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EXECUTED on the day and year first written above.

Borrower: The Teardroppers, Inc	Lender: Gemini Southern, LLC

s/:Ray Gerrity	By: Steve Urvan
Ray Gerrity, President	Managing Member

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